Exhibit 27(l)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 20, 2026, with respect to the financial statements of the sub-accounts that comprise Variable Annuity Account of Minnesota Life Insurance Company, incorporated herein by reference, and to the reference to our firm under the heading “Financial Statements” in the Registration Statement.

/s/ KPMG LLP

Columbus, Ohio

April 27, 2026

Consent of Independent Auditors

We consent to the use of our report dated March 26, 2026, with respect to the financial statements and supplementary schedules of Minnesota Life Insurance Company, incorporated herein by reference, and to the reference to our firm under the heading “Financial Statements” in the Registration Statement.

/s/ KPMG LLP

Minneapolis, Minnesota

April 27, 2026